Exhibit 99.1
Premier Exhibitions, Inc. Announces the Appointment of Michael Little to the Position of
Chief Financial Officer
and
Announces Preliminary Results for the First Quarter of Fiscal 2012
ATLANTA, Georgia — June 23, 2011 — Premier Exhibitions, Inc. (NASDAQ: PRXI), the leading presenter of museum-quality touring exhibitions throughout the world, today announced the appointment of Michael Little as Chief Financial Officer of the Company. In addition, the Company disclosed preliminary financial results for the first quarter of fiscal 2012.
Michael Little will assume the position of Chief Financial Officer on June 27, 2011. Mr. Little brings more than 20 years of experience to Premier Exhibitions, Inc., including 12 years as a senior financial professional at Feld Entertainment, the largest producer of live family entertainment in the world. As CFO from 2004 to 2009, Michael had oversight of all financial functions and several operational areas, including strategic planning, risk management, information technology, purchasing and logistics, benefits, accounting, treasury and finance.
Christopher Davino, President and Chief Executive Officer of Premier Exhibitions, Inc. stated, “We are confident that Mike will be able to help us continue our cost reduction efforts and position the Company for future growth. Mike brings a wealth of financial skills, an extensive industry knowledge base and key industry relationships to the Company, all of which will be invaluable to our future success. We are delighted to have an individual of his caliber on our leadership team.”
Mark Sellers, Chairman of the Board, stated, “Premier is very fortunate to have an executive with Mike’s industry and financial experience become an important and integral member of our executive management team.”
The Company also announced preliminary financial data for the first quarter of fiscal 2012, which ended May 31, 2011. Overall, quarterly financial performance improved, as the previously announced restructuring efforts reduced costs and enabled the Company to generate a profit for the quarter.
Preliminary adjusted EBITDA, a non-GAAP measure, is expected to be approximately $2.0 million in the first quarter of fiscal 2012, which compares favorably to an adjusted EBITDA loss of ($0.1) million in the prior fiscal year’s first quarter. Net income for the first quarter is expected to be approximately $800 thousand, compared with a net loss of ($1.5) million in the first quarter of fiscal year 2011.

Total revenue was lower in the quarter compared to the prior year period, at approximately $9.7 million in the first quarter of fiscal 2012 compared to $11.1 million in the first quarter of fiscal 2011. The reduction in revenue resulted primarily from the Company’s decision to scale back its self-run BODIES business, which reduced the number of touring exhibitions operated in the quarter. Overall, attendance at permanent locations was flat year over year, with lower average ticket prices. Gross Margin increased to $5.5 million versus $4.7 million in the same quarter of last year, primarily as a result of revenues generated by partner-run exhibitions, lower operating costs and higher merchandise profits. The Company also expects to report significant reductions in general and administrative expenses.
Mr. Davino continued, “Our efforts to improve operations and reduce costs have begun to yield tangible benefits, as reflected in our preliminary adjusted EBITDA results. Specifically, since January we have reduced our BODIES inventory, providing us with the opportunity to reduce our staff and contractor base by approximately 40%, as well as to realize significant G&A savings. While we are encouraged by our performance compared to the prior year period, we are also aware that quarterly results will vary during the year based on our normal attendance patterns and will require us to continue our focus on cost control, operational improvements and additional revenue opportunities.”
About Premier Exhibitions, Inc:
Premier Exhibitions, Inc. (Nasdaq: PRXI — News) is located in Atlanta, GA and is a major provider of museum quality exhibitions throughout the world. Premier Exhibitions, Inc. is a recognized leader in developing and displaying unique exhibitions for education and entertainment. The Company’s exhibitions present unique opportunities to experience compelling stories using authentic objects and artifacts in diverse environments. Exhibitions are presented in museums, exhibition centers and other entertainment venues. Additional information about Premier Exhibitions, Inc. is available at www.prxi.com.
Adjusted EBITDA
This press release contains certain financial measures that are not prepared in accordance with GAAP (generally accepted accounting principles in the U.S.). Such financial measures are referred to herein as “non-GAAP” and are presented in this press release in accordance with Regulation G as promulgated by the Securities and Exchange Commission.
Adjusted EBITDA is a non-GAAP financial measure that the Company defines as earnings before certain unusual and/or non-cash charges, depreciation and amortization, loss (gain) on sale of operating assets, impairment of intangible assets and goodwill, and non-cash compensation expenses. The Company uses Adjusted EBITDA to evaluate the performance of its operating segments. The Company believes that information about Adjusted EBITDA assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation on the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the Company’s business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies. Therefore, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve certain risks and uncertainties. The actual results or outcomes of Premier Exhibitions, Inc. may differ materially from those anticipated. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate.
In light of the significant uncertainties and risks inherent in the forward-looking statements included in this press release, such information should not be regarded as a representation by Premier Exhibitions that its objectives or plans will be achieved. Included in these uncertainties and risks are, among other things, fluctuations in operating results, general economic conditions, uncertainty regarding the results of certain legal proceedings and competition. Forward-looking statements consist of statements other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may,” “intend,” “expect,” “will,” “anticipate,” “estimate” or “continue” or the negatives thereof or other variations thereon or comparable terminology. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Premier Exhibitions’ most recent Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Premier Exhibitions does not undertake an obligation to update publicly any of its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Investor Contact:
Christopher J. Davino
President and Chief Executive Officer
(404) 842-2600
cdavino@prxi.com